RAILCAR SERVICES AGREEMENT


     This RAILCAR SERVICES AGREEMENT, dated as of the 29th day of July, 1999 ("Agreement"), is entered into by and between Prime Financial Corporation, an Oklahoma corporation ("PFC"), with its principal office at 16 South Pennsylvania, Oklahoma City, Oklahoma 73107, and El Dorado Chemical Company, an Oklahoma corporation ("EDC"), with its principal place of business at 655 Craig Road, Suite 322, St. Louis, Missouri 63141.

                       W I T N E S S E T H:

     WHEREAS, PFC is the lessee of certain railcars; and

     WHEREAS, EDC desires to obtain and utilize certain railcar services provided by PFC; and

     WHEREAS, PFC is willing to provide such railcar services to EDC in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Scope of Services. Pursuant to the terms and conditions of this Agreement, PFC shall provide certain consulting personnel and those units of railroad rolling stock which are specifically described on the Equipment Schedule attached hereto as Exhibit A, together with all attachments, additions, accessories, and appliances attached thereto or incorporated therein (referred to herein collectively as the "Equipment" or individually as a "Unit") in order to provide the railcar services to EDC as required under this Agreement.

     2. Term. The term of this Agreement shall commence on August 1, 1999 (the "Commencement Date") and will continue unless terminated by one of the parties hereto at any time upon thirty (30) days written notice to the other party;

     3. Service Fees. In the event EDC elects to utilize the Services provided by PFC hereunder, EDC shall provide PFC thirty (30) days written notice of EDC's intent to utilize the Services associated with respect to the Equipment or any Unit and pay PFC a fee based on each Unit provided by PFC of $1,031.43 per month (the "Services Fee"). Each payment shall be due on the first day of each month that such Unit is in use by EDC and payable at such address as PFC may designate. EDC's obligation to pay the Services Fee shall remain in effect only for so long as EDC elects to utilize the Services associated with any Unit.

     4. Railcar Services. PFC shall provide the following railcar services (the "Services") to EDC:


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          4.1  Equipment Use.  PFC shall furnish and make available for use by
     EDC the Equipment.

          4.2 Consulting Services. PFC shall provide EDC with information and guidance and consult with EDC to assist EDC in (i) the performance of required maintenance on the Equipment or any Unit as provided under this Agreement, and (ii) proper use of the Equipment or any Unit in accordance with applicable regulations established by The Association of American Railroads ("AAR"), the United States Department of Transportation, the Federal Railroad Administration and every other state, federal or provincial agency having jurisdiction over the condition, maintenance, repair or safety of the Equipment ("FRA"), the Interstate Commerce Commission ("ICC") or other relevant state, federal or provincial agency.

         4.3 Regulatory Filing. PFC will comply with all regulatory filing requirements that may exist with respect to the Equipment.

         4.4 Degree of Care. PFC shall perform the Services with the reason-able degree of care, skill and prudence customarily exercised by others in business of a similar type.

     5. Option Rights. EDC shall not have any purchase rights with respect to the Equipment or any Unit.

     6. Return. In the event EDC elects not to continue its use of a particu-lar Unit or PFC terminates this Agreement as provided herein, EDC shall arrange for the return of the Unit at a location in North America as PFC or its assignee shall designate. EDC shall notify PFC in writing of any election by EDC not to continue to use any Units no less than sixty (60) days prior to the return of any Unit by EDC to PFC.

     7. Railroad Mileage Compensation. All sums received by PFC for mileage compensation due to usage of the Equipment by EDC shall be paid to EDC.

     8. Insurance. EDC shall maintain, at its expense, and at all times during its use and possession of the Equipment or any Unit "all-risk" physical damage insurance and comprehensive general liability insurance (covering bodily injury and property damage) on in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to PFC; provided, that the amount of "all-risk" physical damage insurance shall not on any date be less than the greater of the full replacement value of the Equipment or any Unit as of such date, and the amount of general liability insurance shall not on any date be less than Seventy-Five Million Dollars ($75,000,000.00) per occurrence. Such insurance policy will, among other things, name PFC as an additional named insured or as loss payee (as the case may be), require that the insurer give PFC at least thirty (30) days prior written notice (at the address for notice to PFC set forth in Section 17 hereof) of any alteration in or cancellation of the


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terms of such policy.  At PFC's option, EDC shall furnish to PFC a certificate or other evidence satisfactory to PFC that such insurance coverage is in effect.

     9.   Compliance with Laws; Operation and Maintenance; Additions.

          9.1 Use of Equipment by EDC. EDC will use the Equipment or any Unit in a careful and proper manner, will comply with and conform to all govern-mental laws, rules and regulations and industry association rules and regulations relating thereto, and will cause the Equipment or any Unit to be operated in accordance with the manufacturer's or supplier's instructions or manuals. Without limitation to the generality of the foregoing, EDC will (i) cause the Equipment or any Unit to be used and maintained in compliance with all rules and recommendations of AAR and FRA and, if mandated, modified so that it will qualify for unrestricted interchange in the United States and Canada and remain suitable for loading, transporting and unloading nitric acid and concentrated nitric acid (the "Commodity"); (ii) will not permit any Unit to be loaded improperly or in excess of the load limit stenciled thereon; and (iii) will not permit any Unit to be outside the continental United States at any time.

          9.2 Maintenance of Equipment by EDC. During the period the Equipment or any Unit is in use by or in the possession of EDC, EDC will keep and maintain the Equipment or any Unit in good repair, condition and working order and in compliance with all rules and recommendations of AAR and FRA or other organization having jurisdiction over the Equipment. EDC shall also furnish all parts, replacements, mechanism, devices and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained and preserved, reasonable wear and tear excepted. All repairs, parts, mechanisms, devices, replacements and modifications shall immediately, without further act, become the property of the owner of the Equipment and part of the Equipment or any Unit. PFC shall reimburse EDC for all costs incurred by EDC in the performance of its maintenance obligations hereunder.

          9.3 Alteration of Equipment. EDC will not make or authorize any improvement, change, addition or alteration to the Equipment or any Unit
     (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or any Unit or impair the value of Equipment or any Unit as it existed immediately prior to such improvement, the change, addition or alteration; (ii) unless the parts installed are in compliance with all rules and recommendations of AAR and FRA; or (iii) if any parts installed in or attached to or otherwise becoming a part of the Equipment or any Unit as a result of any such improvement, change, addition or alteration shall not be readily remov-able without damage to the Equipment or any Unit (unless such improve-ment is mandated by AAR, FRA or other agency or organization having jurisdiction over the Equipment). All such parts shall be and remain

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     free and clear of any liens and shall become part of the Equipment or any
     Unit, unless it can be removed without damaging or diminishing the value of the Equipment or any Unit.

     10. Inspection. PFC or its authorized representatives may at any reason-able time or times inspect the Equipment or any Unit. EDC will at all times requested by PFC cooperate with and assist PFC in locating and gaining access to the Equipment.

     11. Identification. EDC shall, at its own expense, attach to and cause to be maintained on each Unit a notice satisfactory to PFC disclosing PFC's interest in such Unit as a lessee. EDC will cause each Unit to be kept marked and numbered with the identifying mark and number set forth in Exhibit A. No Unit will bear any running marks other than those registered in the name of PFC or other marks as PFC may from time to time require. EDC will not place or permit any such Unit to be placed in operation or use the same until such marks and numbers shall have been so marked on all sides thereof and will replace or cause to be replaced promptly any such marks and numbers that may be removed, defaced, obliterated or destroyed.

     12. Loss or Damage. During the period the Equipment or any Unit is in use by or in the possession of EDC, all risk of loss, theft, damage or destruc-tion to such Equipment or Unit, however incurred or occasioned, shall be borne by EDC.

     13. General Indemnity. EDC assumes liability for, and shall indemnify, protect, save and keep harmless PFC and its agents, servants, officers, directors, employees, attorneys, affiliates, successors and assigns (each, an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including legal expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of EDC's possession or use of the Equipment or any part or Unit thereof; provided, however, that EDC shall not be required to indemnify any Indemnitee for loss or liability arising from acts or events which occur after the Equip-ment or any Unit has been returned to PFC in accordance with this Agreement, or for loss or liability resulting solely from the willful misconduct or gross negligence of such Indemnitee. The provisions of this Section 13 shall survive the expiration or earlier termination of this Agreement.

     14. Event of Default. An event of default under this Agreement ("Event of Default") shall occur if PFC fails to receive any Services Fee or other amount owing hereunder within ten (10) days after the date the same is due or if EDC performs or observes any warranty, covenant, condition or agreement to be performed or observed by it with respect to this Agreement and such failure shall continue unremedied for thirty (30) days. PFC may terminate this Agree-ment if an Event of Default shall occur.


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     15.  Assignment of Duties.  PFC may, without the consent of, or notice to, EDC, retain any affiliate of PFC to perform all or any part of the Services. PFC may retain non-affiliates of PFC to perform the Services.

     16. Further Assurances. EDC will, at its own expense, promptly and duly execute and deliver to PFC such further documents and assurances and take such further action as PFC may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created or intended to be created in favor of PFC hereunder. To the extent permitted by applicable law, EDC hereby authorizes PFC to file any financing statements and memoranda without the signature of EDC. EDC will qualify to do business, and remain qualified in good standing, in each jurisdiction in which the nature of its activities from time to time may require.

     17. Notices. Any notice required or permitted to be given by either party hereto to the other shall be in writing, and any such notice shall become effective upon personal delivery thereof 24 hours following delivery to or deposit with a recognized overnight delivery service or three days after the date on which it shall have been deposited in the United States mail with return receipt requested, addressed as follows:

               (i)  if to PFC, at

                    Prime Financial Corporation
                    16 South Pennsylvania Avenue
                    Oklahoma City, Oklahoma  73107
                    Attention:  President

               (ii) if to EDC, at

                    El Dorado Chemical Company
                    16 South Pennsylvania Avenue
                    Oklahoma City, Oklahoma  73107
                    Attention:  President

     18. Miscellaneous. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, EDC hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.


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     19.  Amendment.  No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

     20. Entire Agreement. This Agreement and the agreements referred to herein contain the full, final and exclusive statement of the agreement between PFC and EDC relating to the Services.

     21. Title and Possession. This Agreement shall constitute an agreement of services, and nothing herein shall be construed as conveying to EDC any right, title or interest in the Equipment or any Unit. The Equipment or Unit will at all times during the term of this Agreement be and remain personal property and title thereto will remain with the owner thereof.

     22. Assignment. This Agreement may be assigned by PFC, without the consent of EDC, to any of the following: (a) any party or entity affiliated with, or an affiliate of, PFC; (b) any party or entity with whom PFC and/or its parent company may merge or consolidate or to whom PFC may sell all, or substantially all, of its assets, and (c) any party or entity PFC may retain to perform the Services.

     23. Captions. The headings of the Sections are for convenience of reference only, are not a part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     24. Execution in Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, but all such counterparts shall together constitute but one and the same instrument.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     26. Subject and Subordinate. This Agreement is subject and subordinate to that certain Lease Agreement dated July 29, 1999 (the "Lease"), between Transamerica Equipment Financial Services Corporation ("TEFSC"), as lessor, and PFC, as lessee, and TEFSC's right to repossess each unit of Equipment and to avoid and terminate this Agreement with respect to the Equipment so repossessed upon such repossession. EDC consents and agrees to the assignment to TEFSC of (i) all monies due or to become due to PFC under this Agreement; and (ii) all rights and privileges of PFC under this Agreement. EDC promises and agrees to settle all claims against PFC directly with PFC and hereby waives, relinquishes and disclaims as to TEFSC all counterclaims, rights of set-off, and defenses EDC may have against PFC, including any right to with-hold payment of or to refrain from paying, any monies that are due or to become due under the terms of this Agreement, except that EDC shall not be liable to TEFSC for monies paid to PFC in accordance with the terms of this Agreement prior to the time TEFSC notifies EDC to pay TEFSC directly. EDC

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agrees and acknowledges that TEFSC has not assumed and will not have any obligation or liabilities under this Agreement to EDC or to any other person by reason of the aforementioned assignment or otherwise.

     IN WITNESS WHEREOF, PFC and EDC have each caused this Agreement to be duly executed all as of the date first above written.

                                   PRIME FINANCIAL CORPORATION,
                                   an Oklahoma corporation


                                   By:  /s/ Tony M. Shelby
                                       _________________________________
                                   Title:_______________________________


                                   EL DORADO CHEMICAL COMPANY,
                                   an Oklahoma corporation


                                   By: /s/ David R. Goss
                                       _________________________________
                                   Title:  VP
                                         _______________________________



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                            EXHIBIT A

                        EQUIPMENT SCHEDULE



     Description            Number of Cars       Marks        Car Numbers
     ___________            ______________       _____        ___________

Nitric Acid Railcars               26             EDCX        6014-6024,
                                                              6026-6033,
                                                              6200-6205,
                                                                 6207
















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